               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549



                           FORM 8-K/A
                        Amendment No. 3

                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported):
                        January 1, 1996


               HOME PROPERTIES OF NEW YORK, INC.
    (Exact name of Registrant as specified in its Charter)


MARYLAND                         1-13136             16-1455126
(State or other jurisdiction     (Commission file    (I.R.S. Employer of
incorporation or organization)   number)             Identification


                       850 CLINTON SQUARE
                   ROCHESTER, NEW YORK 14604
            (Address of principal executive offices)

Registrant's telephone number, including area code: (716) 546-4900







                          Not applicable
 (Former name or former address, if changed since last report)


                                        Consecutive No. Page 1 of 19

               HOME PROPERTIES OF NEW YORK, INC.

                       AMENDMENT NO. 3 TO
                         CURRENT REPORT
                         ON FORM 8-K/A


Home Properties of New York, Inc. hereby amends items 2 and 7 of its Current Report on Form 8-K, which was filed on January 1, 1996, as set forth in the pages attached hereto:

Item 2.  Acquisition of Assets.

Financial Statements for Conifer Corporation and Subsidiaries and the Conifer Acquisition Properties, purchased during the first quarter of 1996, are presented in Item 7.

Item 7.   Financial Statements and Exhibits.

          a.   Financial Statements of the business acquired:


               Audited   statements  of  net   assets acquired  of  Conifer
               Corporation and Subsidiaries as of March 31, 1995 and 1994 and the related statements of acquired operations and cash flows for the years then ended.

               Audited combined statement of revenues and certain expenses of the Conifer Acquisition Properties for the year ended
               December 31, 1995.

          b.   Pro Forma Financial Information:

               Pro forma condensed consolidated balance sheet of the Company as of December 31, 1995 and related notes (unaudited).

               Pro forma consolidated statement of operations of the Company for the year ended December 31, 1995 and related notes (unaudited).

          c.   Exhibits:

               There  are no exhibits which are  filed with this report.

Report of Independent Accountants
To the Board of Directors
     Home Properties of New York, Inc.


We have audited the accompanying statements of net assets acquired of Conifer Corporation and Subsidiaries as of March 31, 1995 and 1994 and the related statements of acquired operations and cash flows for the years then ended. These statements are the responsibility of Conifer Corporation's management. Our responsibility is to express an opinion on the statements of net assets acquired and statements of acquired operations and cash flows based on our audits.

We   conducted  our  audits  in  accordance  with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the statements of net assets acquired and statements of acquired operations and cash flows are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statements of net assets acquired and statements of acquired operations. We believe that our audits provide a reasonable basis for our opinion.

The accompanying statements were prepared to present the net assets acquired and the acquired operations and cash flows of Conifer Corporation and Subsidiaries acquired by Home Properties of New York, Inc., pursuant to the Contribution Agreement dated September 13, 1995 described in Note 1, and is not intended to be a complete presentation of the consolidated financial statements of Conifer Corporation.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets acquired of Conifer Corporation, as of March 31, 1995 and 1994, and the results of acquired operations and cash flows for the years then ended acquired pursuant to the Contribution Agreement dated September 13, 1995, referred to in Note 1, in conformity with generally accepted accounting principles.

This report is intended solely for the information and use of the Board of Directors and management of Home Properties of New York, Inc., and their affiliates and advisors, and should not be used for any other purpose.

/s/ Coopers & Lybrand L.L.P.

Rochester, New York
March 8, 1996

Conifer Corporation and Subsidiaries
Statements of Net Assets Acquired

                              March 31,  March 31,  December 31,  December 31,
                              1995       1994       1995          1994
                                                    (Unaudited)   (Unaudited)
Assets

Property and equipment, net   $167,980   $ 97,558   $151,600      $127,627

Investments in partnership,
at equity                      570,591    219,678    507,170       582,917

Management contracts, net      253,003         --    244,281       256,503

                              $991,574   $317,236   $903,051      $967,047
Liabilities

Deferred income taxes
- noncurrent                  $153,603   $178,558   $175,532      $140,478

Net assets acquired           $837,971   $138,678   $727,519      $826,569

The accompanying notes are an integral part of the statements of net assets acquired.

Conifer Corporation and Subsidiaries
Statements of Acquired Operations

                                     Years Ended            Nine Months Ended
                                 March 31,   March 31,   December 31,  December 31,
                                 1995        1994        1995          1994
                                                         (Unaudited)   (Unaudited)
Revenues:
 Related parties:
  Development fees               $1,515,885  $1,536,471  $1,333,277    $1,136,914
  Management fees                 1,540,277   1,352,018   1,490,408     1,155,208
  Disposition of partnership
   interest                         976,782          --          --       976,782
  Partnership distribution
   income                             8,650       3,861       6,488         6,488
  Gain on sale of land                   --      48,000          --            --
  Miscellaneous services             31,721      39,452      34,585        23,791

   Total related party revenues   4,073,315   2,979,802   2,864,758     3,299,183

Other:
 Development fees                   161,082          --     141,678       120,811
 Management  fees                   101,589      27,873      98,300        74,989
 Other                               59,742      49,685      65,136        68,235

  Total revenues                  4,395,728   3,057,360   3,169,872     3,563,218

Expenses:
 Payroll and related taxes        2,224,304   1,684,459   1,658,108     1,602,360
 Outside and professional
  services                          210,157     118,067     154,377       192,512
 Profit sharing expense             166,661     158,058     137,224       124,996
 Other operating expenses           588,925     458,403     441,888       392,600

                                  3,190,047   2,418,987   2,391,597     2,312,468

Income before equity in
 partnership losses, provision
 for federal and state income
 taxes and cumulative effect
 of accounting change             1,205,681     638,373     778,275     1,250,750

Equity in partnership losses       (279,027)    (38,155)   (211,722)     (209,270)

Income before provision for
 income taxes and cumulative
 effect of accounting change        926,654     600,218     566,553     1,041,480

Provision for income taxes          371,000     240,000     227,000       417,000

Income before cumulative effect of
 accounting change                  555,654     360,218     339,553       624,480

Cumulative effect of change in
 accounting for income taxes             --      68,000          --            --

   Net income                    $  555,654  $  428,218  $  339,553    $  624,480

The accompanying notes are an integral part of the statements of acquired operations.

Conifer Corporation and Subsidiaries
Statements of Acquired Cash Flows

                                           Years Ended          Nine Months Ended
                                       March 31,  March 31,  December 31,  December 31,
                                         1995       1994        1995          1994
                                                             (unaudited)   (unaudited)
                                       --------------------  --------------------------
Cash flows from operating activities:
  Net Income                           $555,654   $428,218   $339,553      $ 624,480
  Adjustments to reconcile net income
  to net cash provided by operating
  activities:
    Cumulative effect of
    accounting change                        --    (68,000)        --             --
    Depreciation and amortization        61,713     47,458     48,882         44,827
    Equity in partnership losses        279,027     38,155    211,722        209,270
    Deferred income taxes               238,127   (138,674)   152,263         60,247
  Changes in assets and liabilities:
    Fees due from affiliates           (597,731)   292,545   (325,836)      (245,818)
    Other current assets                     --      3,021         --             --
    Accounts payable                   ( 62,399)    96,044   ( 81,992)      (199,233)
    Accrued profit sharing contribution   8,284      8,080   ( 29,437)      ( 33,381)
    Income taxes payable                 14,257     37,438   (108,268)        73,515

      Total adjustments                ( 58,722)   316,067   (132,666)      ( 90,573)

        Net cash provided by
        operating activities            496,932    744,285    206,887        533,907

Cash flows from investing activities:
  Increase in investment in
  partnerships                         (350,913)  (  8,324)    63,421       (363,279)
  Additions to property and
  equipment, net                       (123,968)  ( 50,014)  ( 23,780)      ( 70,229)

        Net cash provided by (used in)
        investing activities           (474,881)  ( 58,338)    39,641       (433,508)

Cash flows from financing activities:
  Net cash retained by
  Conifer Corporation                 ( 22,051)  (685,947)   (246,528)      (100,399)

        Net cash used in financing
        activities                    ( 22,051)  (685,947)   (246,528)      (100,399)

Net increase in cash                 $      --   $     --    $     --       $     --
                                     =========   ========    ========       ========

Supplemental disclosure of non-cash investing activities:
  During the year ended March 31, 1995, and the nine months ended
  December 31, 1994, Conifer Corporation acquired management contracts valued at $261,170, which were financed through the issuance of a note payable.

The accompanying notes are an integral part of the statements of acquired cash flows.

1.    Basis of Presentation

      Home Properties of New York, L.P., (Home Properties) acquired the operations of and certain assets of Conifer Corporation and Subsidiaries (the Company) as of January 1, 1996, pursuant to a Contribution Agreement dated September 13, 1995, as amended. Assets sold by the Company to Home Properties include:

      Development Fees

      All  development fees earned by the Company after  the closing date.

      Management Agreements

      All rights, title and interest in management agreements.

      Personal Property

      All rights, title and interest in laundry equipment, furniture, fixtures, records, vehicles, computer and other equipment.

      Section 8 Contracts

      All rights and obligations to certain Section 8 contracts.

      Vacant Land

      The Company will grant Home Properties a ten year option to purchase certain vacant land.

The property management, leasing, and development activities for properties affiliated with the Conifer acquisition will be performed by Conifer Realty Corp. (a newly formed entity). Conifer Realty issued non-voting common stock to Home Properties in exchange for management contracts for residential, commercial and development managed properties and certain other assets.  This exchange  entitles  Home Properties  to  receive  99% of  the
economic  interest  of Conifer  Realty.   The remaining 1% economic  interest
and voting  stock were issued to the owners of HLC  and  Conifer (companies
owned   by   shareholders/directors   of Home Properties).

These statements present the net assets and operations acquired, by Home Properties, in accordance with generally accepted accounting principles. No liabilities were assumed in this transaction. The statements were prepared using the historical cost basis of the Company and do not
reflect acquisition  accounting  adjustments resulting  from   Home Properties'
acquisition.

Conifer Corporation was formed in 1975 and transacts its business through two wholly-owned subsidiaries, Conifer Development, Inc. and Conifer Realty, Inc. Its primary business is the development, ownership and management of residential, commercial and industrial real estate.

2.    Summary of Significant Accounting Policies and Accounting Practices

      Revenue Recognition

      The Company recognizes development fees for its services as general partner in the various projects on the percentage-of-completion method. The percentage of total fees recognized is
      based on the ratio of costs incurred  and services   performed  to  date
      compared with   the   total anticipated costs and services to be performed
      in accordance with the partnership agreements.

      Investment in Partnerships

      The Company accounts for its investment in partnerships on the equity method. The Company holds less than a twenty percent ownership in most of these partnerships, but accounts for its interest under the equity method since, as general partner, the Company exercises significant influence
      over the operating  and financial   policies   of the partnerships.  Under
      this method, the Company recognizes its proportionate share of earnings
      (losses) as reported by  the partnerships.    The results  of operations
      from the partnerships have been included in these statements on the basis of a year ended December 31. Several investments in partnerships are recorded at amounts below zero, as the Company has either guaranteed obligations of the Partnerships as described in Note 6, or is otherwise committed to provide further financial support to the partnerships.

      Partnership Distribution Income

      Distributions from the partnerships are recorded as a return of capital to the extent that the Company has a positive capital account in the project. When the Company has recovered its capital account, distributions are recorded as revenue.

      Property and Equipment

      Property and equipment are recorded at cost less accumulated
      depreciation,   which   is  calculated   principally using
      accelerated methods over the estimated useful lives of  the assets.

      Management Contracts

      The  management  fee contracts were acquired  during fiscal year
      1995,  and  are  amortized over the estimated  life of  the contracts.

      Income Taxes

      The  Company  adopted   Statement  of  Financial Accounting Standards
      No. 109, "Accounting for Income Taxes"  effective April 1,  1993,
      on  a  prospective basis.   This  Standard requires   the recognition
      of  deferred  tax  assets and liabilities  for the  expected future tax
      consequences  of temporary   differences  between amounts  of   assets
      and liabilities for financial reporting purposes and such amounts as measured by tax laws.

2.    Summary of Significant Accounting Policies and Accounting Practices
      - continued

      Use of Estimates in the Preparation of Financial Statements

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts
      of  assets  and liabilities  and  disclosure   of contingent  assets
      and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


      Statement of Cash Flows

      The statement of cash flows was prepared under the assumption cash is being generated by the Company's continuing operations which may include certain activities for which the corresponding asset or liability was not acquired.

3.    Acquisition

      During the year ended March 31, 1995, the Company acquired certain partnership interests, management fee contracts and computer equipment for approximately $1,009,000. The cost has been allocated on the basis of the estimated fair value of the assets acquired resulting in no goodwill.

4.    Property and Equipment

      Property and equipment is stated at cost and consists of the following:

                              March 31,   March 31,  December 31,  December 31,
                              1995        1994       1995          1994
                                                     (Unaudited)   (Unaudited)
      Furniture and fixtures  $216,554    $186,132   $218,577      $191,844
      Vehicles                  77,694      65,196     83,330        65,196
      Office equipment         502,776     421,728    518,897       486,245
                               797,024     673,056    820,804       743,285
      Less:  Accumulated
             depreciation      629,044     575,498    669,204       615,658

                              $167,980    $ 97,558   $151,600      $127,627

Depreciation expense for the years ended March 31, 1995 and 1994 was $53,546 and $47,458, respectively. Depreciation for the nine months ended
December 31, 1995 and 1994 was $40,160 and $40,160, respectively, (unaudited).

5.    Income Taxes

      As discussed in Note 2, the Company adopted SFAS No. 109 "Accounting for Income Taxes" as of April 1, 1993, on a prospective basis. The cumulative effect of this change is reported in the Statements of Acquired Operations.

      The  provision  for federal and state income taxes consists of:

                              March 31,  March 31,  December 31,  December 31,
                              1995       1994       1995          1994
                                                    (Unaudited)   (Unaudited)
      Currently payable       $395,955   $232,966   $205,071      $455,080
      Deferred                 (24,955)     7,034     21,929       (38,080)

                              $371,000   $240,000   $227,000      $417,000

      Temporary differences which give rise to deferred tax liabilities are as follows:

                                     Deferred Income Tax Liability
                              March 31,  March 31,  December 31,  December 31,
                              1995       1994       1995          1994
                                                    (Unaudited)   (Unaudited)
      Investment in
       partnerships           $122,980   $178,558   $122,980      $122,980
      Management contracts      30,623         --     52,552        17,498

                              $153,603   $178,558   $175,532      $140,478

      The differences between the effective and statutory rates result primarily from state taxes.

6.    Commitments

      In connection with the agreement described in Note 1, Home Properties will assume the Company's guarantees of repayment of loans in the amount of $4,756,000.

7.    Related Party Transactions

      The disposition of partnership interest during the year ended March 31, 1995 in the amount of $976,782 resulted from the sale of a property to Home Properties and has been presented in the statement of acquired operations as a related party transaction.

8.    Retirement Plans

      The Company has a defined contribution profit sharing plan covering all eligible employees. Contributions, which are made at the discretion of the Board of Directors of the Company, were $144,355 and $137,347 for the years ended March 31, 1995 and 1994, respectively. Amounts accrued for the nine months ended December 31, 1995 and 1994 were $118,973 and $108,266, respectively (unaudited).

      The Company also has a defined contribution target benefit plan covering all eligible employees. Contributions were $22,306 and $20,711 for the years ended March 31, 1995 and 1994, respectively. Amounts accrued for the nine months ended December 31, 1995 and 1994 were $18,251 and $16,730, respectively (unaudited).

Report of Independent Accountants

To the Board of Directors and Stockholders of Home Properties of New York, Inc.

We have audited the accompanying combined statement of revenues and certain expenses of the Conifer Acquisition Properties, as defined in Note 1, for the year ended December 31, 1995. This combined statement of revenues and certain expenses is the responsibility of the Conifer Acquisition Properties' management. Our responsibility is to express an opinion on this combined statement of revenues and certain expenses based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and
disclosures  in  the  statement  of  revenues  and certain expenses.   An audit
also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of revenues and certain expenses.
We believe  that our audit provides a reasonable basis for  our opinion.

The  accompanying combined statement of revenues and certain expenses was
prepared for the purpose of complying with  the rules   and  regulations  of
the Securities and Exchange Commission, as described in Note 1, and is not intended to be a complete presentation of the Conifer Acquisition Properties' revenues and expenses.

In our opinion, the combined statement of revenues and certain expenses referred to above presents fairly, in all material respects, the revenues and certain expenses, as defined in Note 1, of the Conifer Acquisition Properties for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

/s/ Coopers & Lybrand L.L.P.

Rochester, New York
March 6, 1996

Conifer Acquisition Properties
Combined Statement of Revenues and Certain Expenses
For the Year Ended December 31, 1995 (In Thousands)
Revenues:
 Rental income                                                        $  1,945
 Other income                                                               52

                                                                         1,997
Certain expenses:
 Property, operating and maintenance                                       834
 Real estate taxes                                                         370

                                                                         1,204

Revenues in excess of certain expenses                                $    793


The accompanying note is an integral note is an integral part of this financial statement.

1.    Basis of Presentation and Summary of Significant Accounting Policies

      Business

      The accompanying financial statement includes the combined operations (see "Basis of Presentation" below) of Conifer Gateway Associates, L.P., Conifer Westminster Associates, L.P., and Buckley Road Associates, L.P. (the Conifer Acquisition Properties), residential properties owned by parties not related to Home Properties of New York, Inc. (the "Company").

      The Company, through its subsidiary Home Properties of New York, L.P., acquired 100% of the real estate of Conifer Gateway Associates, L.P., a 98 unit apartment community located in Rochester, New York; Conifer Westminster Associates, L.P., a 240 unit apartment community located in Liverpool, New York; and, Buckley Road Associates, L.P., a 20 unit apartment community located in Salina, New York.

      Basis of Presentation

      The accompanying statement of revenue and certain expenses is not representative of the actual operations of the Conifer Acquisition Properties for the period shown as certain expenses, which may not be comparable to the proposed future operations of the Conifer Acquisition Properties, have been excluded. The Company is not aware of any material factors relating to the Conifer Acquisition Properties that would cause the reported financial information not to be necessarily indicative of future operating results. Expenses excluded relate to
      property management   fees,   interest  expense,   depreciation   and
      amortization expense and other expenses not directly related to the future operations of the Conifer Acquisition Properties.

      Revenue Recognition

      Rental income attributable to residential leases is recorded when due from residents. Leases are generally for terms of one year.

                         Home Properties of New York, Inc.
                   Pro Forma Condensed Consolidated Balance Sheet
                               December 31, 1995
                           (Unaudited, In Thousands)

The unaudited pro forma Condensed Consolidated Balance Sheet is  presented as if the Company had purchased certain assets of Conifer Corporation and Subsidiaries and the Conifer Acquisition Properties on December 31, 1995.
The  property management,   leasing   and   development   activities   for
properties affiliated with the Conifer acquisition will  be performed   by
Conifer Realty Corp. ("Conifer Realty"). Conifer Realty, a newly formed entity, issued non-voting common stock to the Operating Partnership in exchange for management contracts for residential, commercial and development managed properties and certain other assets. This exchange entitles the operating Partnership to receive 99% of the economic interest of Conifer Realty. The remaining 1% economic interest and voting stock were issued to the owners of HLC and Conifer (companies owned by shareholders/directors of Home
Properties).   The  unaudited pro  forma  Condensed Balance  Sheet  should  be read in conjunction  with the Statements of Net Assets Acquired and the Statements of Acquired Operations of Conifer Corporation and
Subsidiaries  and  notes thereto  and  the   Combined Statement  of Revenues
and Certain Expenses of  the  Conifer Acquisition Properties and note thereto
included  elsewhere herein.     In management's opinion, all necessary
adjustments to reflect the purchase of certain assets of Conifer Corporation and Subsidiaries and the Conifer Acquisition Properties have been made.

                                         As of December 31, 1995
                          Home
                          Properties                 Conifer
                          of New York,  Conifer      Acquisition  Pro Forma    Company
                          Inc.          Corporation  Properties   Adjustments  Pro Forma
                          (A)           (B)          (C)
      Assets

Real estate, net          $165,945      $    152     $  6,714     $  3,463(E)  $176,274
Cash and cash equivalents      812            --           --         (235)(D)      577
Other assets                14,705           751           --        4,354(E)    19,810

 Total assets             $181,462      $    903     $  6,714     $  7,582     $196,661

    Liabilities

Mortgage note payable     $ 86,619      $     --     $  6,801     $     --     $ 93,420
Line of credit               4,500            --           --           --        4,500
Other liabilities            5,824           176           --         (176)(E)    5,824
 Total liabilities          96,943           176        6,801         (176)     103,744

Minority interest            8,739            --           --        8,398(D)    17,137

  Stockholders' Equity

Net assets acquired             --           727          (87)        (640)(E)       --
Common stock                    54            --           --           --           54
Additional paid-in capital  83,413            --           --           --       83,413
Accumulated deficit         (7,687)           --           --           --       (7,687)

 Total stockholders'equity  75,780           727           --         (640)      75,780

  Total liabilities and
   stockholders' equity   $181,462      $    903     $  6,714     $  7,582     $196,661

                         Home Properties of New York, Inc.
             Notes to Pro Forma Condensed Consolidated Balance Sheet
                                December 31, 1995
                            (Unaudited, In Thousands)

(A) Reflects the Company's historical consolidated balance sheet as of December 31, 1995 as reported on Form 10-K.

(B)   Reflects the historical cost of the  net assets  of Conifer
      Corporation  and  Subsidiaries acquired by  the Company  on January 1,
      1996  for  a total gross purchase price of $5,261.   The purchase   price
      was allocated to general partnership interests in 2,804 apartment units that Home Properties will manage valued at $1,757, goodwill valued at
      $3,348 and other fixed   assets  valued  at $156.   The  goodwill  is
      being amortized over a 40-year life.

(C)   Reflects the historical cost of the net assets of the Conifer
      Acquisition Properties acquired by the Company  on January 1, 1996
      for a total gross purchase price of $10,173. The   purchase  price  is
      allocated to three communities containing 358 apartment units valued at $10,173.

(D) Reflects the consideration paid for the acquisition of the certain net assets of Conifer Corporation and Subsidiaries and the Conifer Acquisition Properties (net of assumption of mortgage debt of $6,801) as follows:

        Cash                                                         $  235
        Partnership Units in Home Properties of New York, L.P.        8,398

                                                                     $8,633

(E)   Allocation of the consideration paid as follows:

        Real estate acquired                                         $3,463
        Equity in general partnerships                                1,250
        Equity in business acquired                                     640
        Write-off of management contracts                              (244)
        Elimination of deferred income taxes                            176
        Goodwill                                                      3,348

                                                                     $8,633

                       Home Properties of New York, Inc.
               Pro Forma Consolidated Statement of Operations
                     For the Year Ended December 31, 1995
          (Unaudited, In Thousands, Except Share and Per Share Data)

The unaudited pro forma Consolidated Statement of Operations for  the year ended December 31, 1995 is presented as if the company had purchased certain assets of Conifer Corporation and Subsidiaries and the Conifer
Acquisition Properties  on January  1, 1995.   The  property management,
leasing  and development  activities for properties affiliated with  the
Conifer acquisition will be performed by Conifer Realty Corp. ("Conifer Realty"). Conifer Realty, a newly formed entity, issued non-voting common
stock  to  the  Operating Partnership   in exchange  for  management  contracts
for residential, commercial and development managed properties and certain other assets. This exchange entitles the operating Partnership to receive 99% of the economic interest of Conifer Realty. The remaining 1% economic interest and voting stock were issued to the owners of HLC and Conifer (companies owned by shareholders/directors of Home Properties). The unaudited pro forma Consolidated Statement of Operations should be read in conjunction with the Statements of Net Assets Acquired and the Statements of Acquired Operations of Conifer
Corporation and Subsidiaries and notes thereto and the Combined Statement of Revenues and Certain Expenses of the Conifer Acquisition Properties and note
thereto  included elsewhere herein.   In  management's
opinion, all necessary adjustments to reflect the purchase of certain assets of Conifer Corporation and Subsidiaries and the Conifer Acquisition Properties have been made.

The unaudited pro forma Consolidated Statement of Operations is not necessarily indicative of what the actual results of operations would have been assuming the transactions had occurred as of the beginning of the period presented, nor does is purport to represent the results of operations for future periods.

                              For the Year Ended December 31, 1995
                   Home
                   Properties                  Conifer
                   of  New York,  Conifer      Acquisition  Pro Forma    Company
                   Inc.           Corporation  Properties   Adjustments  Pro Forma
                   (A)            (B)          (C)

Revenues:
 Rental income     $31,705        $   --       $1,945       $     --     $   33,650
 Other income        2,561         3,832           52        (3,832)(E)       2,613
 Equity in income
  from operations
  of HP Management
  and Conifer Realty    35            --           --           253(E)          288

   Total revenue    34,301         3,832        1,997        (3,579)         36,551

Expenses:
 Operating and
  maintenance       15,911            --        1,204            --          17,115
 General and
  administrative     1,200         3,579           --        (3,579)(E)       1,200
 Interest            6,105            --           --           526(D)        6,631
 Depreciation and
  amortization       6,585            --           --           389(D)        6,974

   Total expenses   29,801         3,579        1,204        (2,664)         31,920

Income before minority
 interest and
 extraordinary
 item              $ 4,500        $  253       $  793       $  (915)          4,631

Minority interest                                                               779

Income before extraordinary item                                         $    3,852

Per share data:
 Income before extraordinary item                                        $      .71

Weighted average number of shares
 outstanding                                                              5,408,474

                       Home Properties of New York, Inc.
       Notes to Pro Forma Condensed Consolidated Statement of Operations
                              December 31, 1995
                          (Unaudited, In Thousands)

(A) Reflects the historical consolidated statement of operations for the Company for the year ended December 31, 1995.

(B) Reflects the historical acquired operations of Conifer Corporation and Subsidiaries for the year ended December 31, 1995, as follows:

        Development fees                                  $  1,984
        Management fees                                      2,003
        Other                                                  127
        Equity in partnership losses                          (282)

        Other income                                         3,832
        General and administrative expenses                 (3,579)

        Net income                                         $   253

(C) Reflects the historical revenues and certain expenses of the Conifer Acquisition Properties for the year ended December 31, 1995.

(D)   Net increase reflects the following transactions:

       Interest related to mortgage notes assumed in
        purchasing the Conifer Acquisition Properties.
        The mortgage notes bear interest at a weighted
        average of 7.7%                                    $   526

       Depreciation in the Conifer Acquisition Properties.
        The estimated useful lives range from 10 to 35 years.  305

       Amortization of cost in excess of net assets acquired
        over 40 years.                                          84

                                                            $  915

(E) The historical results of operations acquired from Conifer Corporation, which will be performed by the newly formed Conifer Realty
      Corp., will be reported on the equity  method of  accounting.   The
      historical items of gross income and general and administrative expense are netted to show the income of $253 as equity in income from operations of Conifer Realty.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                    HOME PROPERTIES OF NEW YORK, INC. (Registrant)

                    Date:  November 13, 1996

                    By:  /s/ David P. Gardner
                         --------------------------
                         David P. Gardner
                         Vice President
                         Chief Financial Officer
                         and Treasurer

                    Date:  November 13, 1996


                    By:  /s/ Ann M. McCormick
                         --------------------------
                         Ann M. McCormick
                         Vice President
                         General Counsel

               HOME PROPERTIES OF NEW YORK, INC.

                         EXHIBIT INDEX


There are no exhibits which are filed with this report.